Filed Pursuant to Rule 424(b)(7)
Registration No. 333-266989

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement, the accompanying previous prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 28, 2024

PROSPECTUS SUPPLEMENT NO 3

(To Prospectus dated August 19, 2022 and

Prospectus Supplement dated August 19, 2022)

60,000,000 Shares

Common Stock

The selling stockholder (as defined herein) is offering 60,000,000 shares of common stock, par value $0.01 per share (the “shares”), of Keurig Dr Pepper Inc. (“KDP”).

We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “KDP.” The last reported sale price of our common stock on the Nasdaq on October 25, 2024 was $34.58 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors described in the documents that we file with the Securities and Exchange Commission (the “SEC”) that are incorporated herein by reference for a discussion of certain risks you should consider before deciding to invest in our common stock.

The selling stockholder has granted the underwriter an option to purchase up to an additional 9,000,000 shares at the price per share set forth below, within 30 days from the date of this prospectus supplement, subject to market conditions.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement, the accompanying previous prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts	$	$
Proceeds to selling stockholder, before expenses	$	$

The delivery of the shares is expected to be made on    , 2024.

The underwriter expects to deliver the shares against payment on or about    , 2024.

Morgan Stanley

Prospectus Supplement, dated    , 2024

Prospectus Supplement

Previous Prospectus Supplement

Prospectus

S-i

As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to:

•	“JAB” refers to JAB Holding Company S.a.r.l., and affiliates;

•	“KDP,” “our company,” “we,” “us” or “our” refer to Keurig Dr Pepper Inc., a Delaware corporation, and its consolidated subsidiaries; and

•

the “selling stockholder” refers to JAB BevCo B.V., a Netherlands corporation, that beneficially owns approximately 20.9% of our common stock based on the number of outstanding shares as of October 22, 2024.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of three parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of common stock and certain other matters relating to us and our financial condition. The second part, the accompanying previous prospectus supplement, dated August 19, 2022, includes more general information about certain of our stockholders, including the selling stockholder, and registers for resale from time to time the shares of our common stock then beneficially owned by such stockholders. The third part, the accompanying base prospectus, dated August 19, 2022, gives more general information about the securities that we may offer from time to time, some of which may not apply to this offering. This prospectus supplement, the accompanying previous prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the SEC’s shelf registration rules. You should read this prospectus supplement, the accompanying previous prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the headings “Incorporation of Certain Information by Reference” in this prospectus supplement, the accompanying previous prospectus supplement and the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying previous prospectus supplement or the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus supplement, the accompanying previous prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

None of KDP, the selling stockholder or the underwriter have authorized anyone to provide you with different or additional information from that contained or incorporated by reference into this prospectus supplement, the accompanying previous prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared on or behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared. The selling stockholder and the underwriter are offering to sell our common stock, and seeking offers to buy our common stock, only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying previous prospectus supplement nor the accompanying prospectus nor any free writing prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling stockholder or the underwriter, to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and prospectus supplement, the documents incorporated by reference herein and therein and any free writing prospectus we have authorized contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about the impact of future events, future financial performance, plans, strategies, business combinations, expectations, prospects, competitive environment, regulation, labor matters, supply chain issues, inflation and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such ”outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and similar words, phrases or expressions and variations or negatives of these words in this prospectus supplement. We have based these forward-looking statements on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to a variety of factors, including the inherent uncertainty of estimates, forecasts and projections and the possibility that we are unable to successfully complete the GHOST transaction on the anticipated terms and timing or to successfully integrate GHOST into our business (as further discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (our “Q3 Quarterly Report”)), and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All forward-looking statements in this prospectus supplement, the accompanying prospectus and prospectus supplement, the documents incorporated by reference herein or therein or any free writing prospectus we have authorized are qualified in their entirety by reference to the factors discussed in this prospectus supplement under “Risk Factors,” Item 1A under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023 (our “2023 Annual Report”) and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about KDP and this offering. In deciding whether to invest in our securities, we encourage you to read this entire prospectus supplement, the accompanying previous prospectus supplement including the “Risk Factors” section, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference herein or therein prior to deciding whether to invest in our securities.

Keurig Dr Pepper Inc.

Keurig Dr Pepper Inc. is a leading beverage company in North America that manufactures, markets, distributes and sells hot and cold beverages and single serve brewing systems. We have a broad portfolio of iconic beverage brands including Dr Pepper, Canada Dry, Green Mountain Coffee Roasters, Snapple, Mott’s, The Original Donut Shop, Clamato and Core Hydration, as well as the Keurig brewing system. We have some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. We offer more than 125 owned, licensed, and partner brands, available nearly everywhere people shop and consume beverages through our sales and distribution network.

We were created on July 9, 2018, through the combination of the business operations of Keurig Green Mountain, Inc., a leading producer of innovative single serve brewing systems and specialty coffee in the United States and Canada, and Dr Pepper Snapple Group, Inc., a company built over time through a series of strategic acquisitions that brought together iconic beverage brands in North America. We trade on the Nasdaq under the symbol KDP.

* * *

Corporate Information

We are a Delaware corporation with our principal executive offices located at 53 South Avenue, Burlington, Massachusetts 01803. Our telephone number at such address is (781) 418-7000, and our website is www.keurigdrpepper.com. Information contained on our website, other than the SEC reports specifically incorporated by reference, is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

THE OFFERING

The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement, accompanying previous prospectus supplement and accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. As used in this section, the terms “us,” “we” and “our” refer to Keurig Dr Pepper Inc. and not to any of its subsidiaries.

Common stock offered by the selling stockholder in this offering	60,000,000 shares.

Option to purchase additional shares	The selling stockholder has granted the underwriter the option, exercisable for 30 days following the date of this prospectus supplement, to purchase up to 9,000,000 additional shares, subject to market conditions.

Common stock owned by JAB immediately after this offering	Following the completion of the offering, JAB will beneficially own approximately 16.47% of our outstanding common stock (including the shares held by the selling stockholder as well as other controlled affiliates of JAB).

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being sold in this offering. All of the shares in this offering are being sold by the selling stockholder.

Voting rights	Each holder of our common stock will be entitled to one vote per share on all matters on which our stockholders generally are entitled to vote. See “Description of Capital Stock” in the accompanying prospectus.

Listing	Our common stock is listed on the Nasdaq.

Ticker symbol	“KDP.”

Risk factors	Investing in our common stock involves significant risks. You should carefully consider all of the information contained, or incorporated by reference, in this prospectus supplement prior to investing in shares of our common stock. In particular, we urge you to carefully consider the information contained in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in our reports filed with the SEC.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF KEURIG DR PEPPER INC.

The following table summarizes certain selected financial data of our company for the periods presented. The summary historical consolidated financial information as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023 has been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement, the accompanying previous prospectus supplement and the accompanying prospectus. The summary historical consolidated financial information as of and for the nine months ended September 30, 2024 and 2023 has been derived from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement, the accompanying previous prospectus supplement and the accompanying prospectus. The financial condition and results of operations as of and for the nine months ended September 30, 2024 do not purport to be indicative of the financial condition or results of operations to be expected as of or for the year ending December 31, 2024.

This information is only a summary and should be read in conjunction with our management’s discussion and analysis of financial condition and results of operations in our 2023 Annual Report and our Q3 Quarterly Report, which are incorporated by reference into this prospectus supplement, the accompanying previous prospectus supplement and the accompanying prospectus and the historical consolidated financial statements and the notes thereto referred to above. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2024	2023	2023	2022
	(in millions, except per share data)		(in millions, except per share data)
Statements of Income Data:
Net sales	$11,281	$10,947	$14,814	$14,057
Gross profit	6,252	5,896	8,080	7,323
Income from operations	2,528	2,249	3,192	2,605
Net income attributable to KDP	1,585	1,488	2,181	1,436
Basic EPS	$1.16	$1.06	$1.56	$1.01
Diluted EPS	$1.16	$1.05	$1.55	$1.01
Statements of Cash Flows Data:
Cash provided by (used in):
Operating activities	$1,370	$1,032	$1,329	$2,837
Investing activities	(538)	(623)	(784)	(1,135)
Financing activities	(504)	(697)	(832)	(1,728)
Balance Sheet Data:
Goodwill and other intangible assets, net	$43,150	$43,345	$43,489	$43,255
Total assets	52,718	51,763	52,130	51,837
Short-term borrowings and current portion of long-term obligations	2,472	2,798	3,246	895
Long-term obligations	12,413	9,940	9,945	11,072
Total stockholders’ equity	24,969	25,364	25,676	25,126

RISK FACTORS

Investing in our common stock involves a significant degree of risk and uncertainty. Before investing in our common stock, you should carefully consider the risks and uncertainties described below, in our 2023 Annual Report, in addition to the other information contained in, or incorporated by reference into, this prospectus supplement, the accompanying previous prospectus supplement and the accompanying prospectus as well as any free writing prospectus. Any of such risks, as well as risks that we do not know or currently deem immaterial, could have a material adverse effect on our business, financial condition or results of operations. As a result, the trading price of our common stock could decline, and you could lose some or all of your investment. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

Risks Related to Ownership of Our Common Stock

Our stock price has fluctuated in the past and may fluctuate in the future. Accordingly, you may not be able to resell the shares of common stock purchased in this offering at or above the price at which you purchased them.

The trading price of our common stock has fluctuated in the past. The trading price of our common stock could fluctuate significantly in the future and could be negatively affected in response to various factors including:

•	conditions in the broader stock market in general;

•	our ability to make investments with attractive risk-adjusted returns;

•	market perception of our current and projected financial condition, potential growth, future earnings and future cash dividends;

•	announcements we make regarding dividends;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	additional offerings of our common stock or equity-linked securities;

•	actions by rating agencies;

•	short sales of our common stock;

•	any decision to pursue a distribution or disposition of a meaningful portion of our assets;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	market perception or media coverage of us, other similar companies or the outlook of the markets and industries in which we compete;

•	major reductions in trading volumes on the exchanges on which we operate;

•	legislative or regulatory developments, including changes in the status of our regulatory approvals or licenses; and

•	litigation and governmental investigations.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may negatively affect the price or liquidity of our common stock.

Future issuances and sales of additional shares of preferred stock or common stock could reduce the market price of our shares of common stock.

Sales of our common stock or other securities in the public or private market, or the perception that these sales may occur, could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our certificate of incorporation, we are authorized to issue up to 2,000,000,000 shares of our common stock and 15,000,000 shares of preferred stock, par value $0.01 per share.

In the future we may issue additional securities to raise capital or in connection with acquisitions. We may acquire interests in other companies by using a combination of cash and our common stock or just our common stock. Further, shares of preferred stock may be issued from time to time in one or more series as our board of directors may from time to time determine, each such series to be distinctively designated.

Any such issuances and sales of our preferred stock or common stock could have the effect of depressing the market price for our common stock, and the issuance of any such preferred stock could materially adversely affect the rights of holders of our common stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock. We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future sales and issuances of our common stock and other securities would have on the market price of our common stock.

The market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets.

Subject to the underwriter’s lock-up in connection with this offering, JAB and its affiliates may have the ability to sell the shares of our common stock that they hold into the public markets. The sale by JAB of a substantial number of our shares, or a perception that such sales would occur, could significantly reduce the market price of our common stock. A decline in the price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.

Our shares of common stock will rank junior to all of our consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the common stock only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts with respect to the common stock then outstanding. We have a significant amount of debt, which amounted to $14.9 billion (including commercial paper borrowings) as of September 30, 2024, with $4.0 billion of availability under our revolving credit facility. In connection with the GHOST transaction (as discussed in our Q3 Quarterly Report and in our other filings with the SEC), we have entered into a $1.25 billion term loan. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

Our corporate documents and provisions of Delaware law may prevent a change in control or management that stockholders may consider desirable.

Section 203 of the Delaware General Corporation Law, laws of states in which we operate and our certificate of incorporation and by-laws contain provisions that might enable our management to resist a takeover of our company. These provisions could have the effect of delaying, deferring or preventing a change in control over us or a change in our management that stockholders may consider favorable or beneficial. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

JAB is a significant stockholder of the Company, beneficially owning approximately 16.47% of the outstanding shares of common stock following the close of this offering, and will continue to have the ability to exercise significant influence over decisions requiring stockholder approval, which may be inconsistent with the interests of our other stockholders.

JAB is a significant stockholder of the Company beneficially owning approximately 16.47% of the outstanding shares of common stock following the completion of this offering (including the shares held by the selling stockholder as well as other controlled affiliates of JAB). As a result, JAB and its affiliates continue to have the ability to exercise significant influence over decisions requiring stockholder approval, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions, such as a merger or other sale of the Company or our assets.

JAB’s interests may be different from or conflict with the interests of our other shareholders and, as a result, this concentration of ownership may have the effect of delaying, preventing or deterring a change in control of us and may negatively affect the market price of our stock. Also, JAB and its affiliates are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete indirectly with us. JAB or its affiliates may also pursue acquisition opportunities that are complementary to our business and, as a result, those acquisition opportunities may not be available to us.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock being sold in this offering, including from the sale of any shares pursuant to the underwriter’s option to purchase additional shares. All of the shares in this offering are being sold by the selling stockholder. See “The Selling Stockholder.” All proceeds from the sale of these shares will be received by the selling stockholder. We will bear all expenses, including certain of the selling stockholder’s expenses.

THE SELLING STOCKHOLDER

The following table sets forth information with respect to (i) the beneficial ownership of the selling stockholder prior to this offering, (ii) the number of shares of common stock being offered by the selling stockholder hereby and (iii) information with respect to shares of common stock to be beneficially owned by the selling stockholder after completion of this offering. The percentage of beneficial ownership of our common stock prior to this offering is based on 1,356,453,649 shares of common stock outstanding as of October 22, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Except as indicated in the footnotes to this table, we believe that the selling stockholder identified in the table below possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by the selling stockholder.

	Shares of Common Stock Beneficially Owned Before the Completion of the Offering		Shares Being Sold by the Selling Stockholder in the Offering	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name and Address of the Selling Stockholder	Number of Shares	Percentage of Class	Number of Shares	Number of Shares		Percentage of Class
JAB BevCo B.V.(1)	283,443,879	20.9%	60,000,000	223,443,879	(2)	16.47	%(2)

(1)

Agnaten SE (“Agnaten”) and Lucresca SE (“Lucresca”), each of which is a company with its registered seat in Luxembourg, and JAB Holdings B.V., a Netherlands corporation, indirectly have voting and investment control over the shares held by the selling stockholder. JAB BevCo B.V. is a direct subsidiary of Acorn Holdings B.V. and an indirect subsidiary of Agnaten and Lucresca. Agnaten and Lucresca are each managed by Joachim Creus, Dr. Peter Harf, Dr. Stefan Reimann-Andersen, Martin Haas, Mathias Reimann-Andersen and Oliver Reimann, who with Frank Engelen exercise voting and investment authority over the shares held by JAB BevCo B.V. Agnaten, Lucresca and JAB BevCo B.V. disclaim the existence of a “group” and disclaim beneficial ownership of these securities. The address of Agnaten and Lucresca is 4 Rue Jean Monnet, Luxembourg, L-2180, Luxembourg, and the address of JAB BevCo B.V. and JAB Holdings B.V. is Piet Heinkade 55, Amsterdam, 1019 GM, The Netherlands.

(2)

If the underwriter exercises its option to purchase up to 9,000,000 additional shares from the selling stockholder in full, the selling stockholder will beneficially own 214,443,879 shares, or 15.81% of our common stock following the completion of the offering.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS TO NON-U.S. HOLDERS

OF OUR COMMON STOCK

The following discussion is a summary of material U.S. federal income and estate tax consequences generally applicable to Non-U.S. Holders (as defined herein) of common stock that hold such shares as capital assets (generally, for investment). For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of common stock that is not for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership or other pass-through entity holds common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships or other pass-through entities that hold common stock and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income and other tax consequences of the purchase, ownership and disposition of common stock.

This summary does not address the potential application of the alternative minimum tax, the Medicare tax on net investment income or any other tax considerations applicable to a Non-U.S. Holder’s specific facts and circumstances and, except with respect to the U.S. federal estate tax consequences discussed below, does not consider any other U.S. federal tax consequences or the state, local or non-U.S. tax consequences of an investment in common stock. It also does not apply to Non-U.S. Holders subject to special tax treatment under the U.S. federal income tax laws (including, without limitation, a dealer in securities or currencies, a financial institution, an insurance company, a tax-exempt organization, a person holding common stock as part of a hedging, integrated or conversion transaction, a constructive sale, or a straddle, a trader in securities that has elected the mark-to-market method of accounting for your securities, a person who owns (or is deemed to own) 5% or more of our stock, a person that received its common stock as compensation, a controlled foreign corporation, a passive foreign investment company, or a former U.S. citizen). This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.

The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to your U.S. federal, state, local and non-U.S. income and other tax consequences in light of your particular situation with respect to holding and disposing of common stock.

Dividends

If we pay distributions on shares of common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares of common stock (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized on a subsequent disposition of the common stock), and the balance in excess of adjusted basis will be taxed as gain recognized on a sale or exchange. See discussion below under “— Dispositions.”

Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act,” any dividend paid to a Non-U.S. Holder with respect to common stock will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its status, and to any right to reduced withholding under an applicable income tax treaty, on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E in order to obtain the benefit of such right. If, however, the Non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder), the dividend will not be subject to withholding. Instead, such dividend is subject to U.S. federal income tax on a net basis at regular graduated rates applicable to U.S. persons generally and, for corporate Non-U.S. Holders, may also be subject to a 30% “branch profits tax” unless the Non-U.S. Holder qualifies for a lower rate under an applicable U.S. income tax treaty.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaty.

Dispositions

Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act,” a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other disposition of common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.;

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the tax year of the disposition and meets certain other conditions; or

•

we are or have been a “U.S. real property holding corporation” (“USRPHC”) under Section 897 of the Code at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs. We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

If you are a Non-U.S. Holder described in the first bullet above, you will be required to pay U.S. federal income tax on the net gain derived from the disposition under regular graduated rates (or such lower rate specified by an applicable income tax treaty) as if you were a U.S. person as defined by the Code, and a corporate Non-U.S. Holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). If you are an individual Non-U.S. Holder described in the second bullet above, you will be required to pay a flat 30% U.S. federal income tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the disposition, which gain may be offset by U.S.-source capital losses for the year.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

A Non-U.S. Holder will generally be required to comply with certain certification procedures to establish that it is not a U.S. person in order to avoid backup withholding with respect to dividends or the proceeds of a disposition of common stock. In addition, we are required to annually report to the IRS and the Non-U.S. Holder the amount of any distributions paid to the Non-U.S. Holder, regardless of whether we actually withheld any tax.

Copies of the information returns reporting such distributions and the amount withheld, if any, may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability; provided that certain required information is provided on a timely basis to the IRS.

U.S. Federal Estate Taxes

Common stock owned or treated as owned by an individual Non-U.S. Holder at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required on dividends in respect of, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale of, common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale of, common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners”; (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we, or the applicable withholding agent, will in turn provide to the Secretary of the Treasury; or (iii) otherwise qualifies for an applicable exception. We will not pay any additional amounts to holders in respect of any amounts withheld. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in common stock.

Current provisions of the Code and Treasury regulations treat gross proceeds from the sale or other disposition of common stock as subject to FATCA withholding after December 31, 2018. However, proposed Treasury regulations eliminate FATCA withholding on gross proceeds entirely. Taxpayers generally may rely on these proposed regulations until final Treasury regulations are issued.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of shares of our common stock (including any interest in shares of our common stock) by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i), (ii) and (iii) referred to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our common stock with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan, including, without limitation, as applicable, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving the Covered Plan’s assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. For example, the acquisition and/or holding of shares of our common stock by a Covered Plan with respect to which the selling stockholder are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that potentially may apply to the acquisition and holding of shares of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions; provided that neither the selling stockholder of the securities nor any of their affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring or holding shares of our common stock in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any of the above-noted exemptions, or any other exemption, will apply to all otherwise prohibited transactions in connection with an investment in shares of our common stock, or that all of the conditions of the above-described exemptions, or any other exemption will be satisfied.

Because of the foregoing, shares of our common stock should not be purchased or held by any person investing the assets of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of shares of our common stock, each purchaser and subsequent transferee of shares of our common stock (including any interest in shares) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold shares of our common stock constitutes assets of any Plan or (ii) (a) the acquisition and holding of shares of our common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws, and (b) neither we nor the selling stockholder or any of our or their affiliates is or will be a fiduciary of the Plan with respect to the Plan’s investment in shares of our common stock pursuant to this offering for purposes of Title I of ERISA, Section 4975 of the Code or applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing shares of our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to

The sale of shares of our common stock to a Plan is in no respect a representation or recommendation by us or the selling stockholder that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Purchasers of shares of our common stock have the exclusive responsibility for ensuring that their purchase and holding of shares of our common stock, or any interest therein, complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder, 60,000,000 shares of common stock.

The underwriter is offering the shares of common stock subject to its acceptance of the shares from the selling stockholder and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.

The underwriter has agreed to purchase the shares of our common stock from the selling stockholder at a price of $     per share, which will result in gross proceeds to the selling stockholder of approximately $     million.

The selling stockholder has granted the underwriter an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 9,000,000 shares of common stock from the selling stockholder at the public offering price less underwriting discounts and commissions.

The following table shows the underwriting discounts and commissions to be paid to the underwriter by the selling stockholder. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase up to 9,000,000 additional shares.

		No Exercise		Full Exercise
Per share	$		$
Total	$		$

The shares of common stock sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all the shares of common stock are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. The offering of the shares of common stock by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We estimate that the total expenses of this offering payable by KDP, including registration, filing and listing fees, printing fees and legal and accounting fees, will be approximately $     .

Our common stock has been approved for listing on the Nasdaq under the trading symbol “KDP.”

We have agreed that, without the prior written consent of the underwriter, we will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus supplement (the “clear market restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

•	file any registration statement with the SEC relating to the offering of any shares of common stock or security convertible into or exercisable or exchangeable for common stock.

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph will contain certain customary exceptions, including:

•	the sale of shares to the underwriter;

•

the issuance by KDP of shares of common stock upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of options, restricted stock units, warrants or similar securities or the conversion of a security outstanding on the date of this prospectus supplement;

•

the issuance by KDP of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriter has been advised in writing;

•

facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of KDP pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (i) such plan does not provide for the transfer of common stock during the lock-up restricted period (as defined herein) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by KDP regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the lock-up restricted period;

•

the repurchase of any shares of common stock pursuant to existing agreements or rights providing for an option to repurchase or a right of first refusal on behalf of KDP pursuant to KDP’s repurchase rights or agreements that were in existence on the date of this prospectus supplement and described in the Prospectus (including the information incorporated by reference therein); or

•

the issuance by KDP of shares of common stock or securities convertible into, exchangeable for or that represent the right to receive shares of common stock in connection with (1) the acquisition by KDP or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by KDP in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (2) KDP’s joint ventures, commercial relationships and other strategic transactions, provided the aggregate number of shares of common stock that KDP may sell or issue or agree to sell or issue pursuant to this clause shall not exceed 5% of the total number of shares of capital stock outstanding immediately following the offering of the shares.

All of our directors and executive officers and the selling stockholder have agreed that, without the prior written consent of the underwriter, they will not, and will not publicly disclose an intention to, during the period ending, in the case of the selling stockholder, 90 days, or, in the case of our directors and executive officers, 30 days after the date of this prospectus supplement (as applicable, the “lock-up restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the lock-up signatory or any other securities so owned convertible into or exercisable or exchangeable for shares of common stock;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

•	make any demand for or exercise any right with respect to the registration of any shares of common stock or security convertible into or exercisable or exchangeable for common stock.

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph will contain certain customary exceptions, including:

•

transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares; provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

•

transfers or dispositions of shares of common stock or any security convertible or exercisable or exchangeable into common stock (i) as a bona fide gift or charitable contribution, or for bona fide estate planning purposes, (ii) if the lock-up signatory is a natural person, to any member of the lock-up signatory’s immediate family (as defined below) or to any trust for the direct or indirect benefit of the lock-up signatory or the immediate family of the lock-up signatory or if the lock-up signatory is a trust, to a trustor, a trustee or a beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust, (iii) if the lock-up signatory is a corporation, partnership, limited liability company, or other business entity, (1) to limited partners, members, stockholders or holders of similar equity interests in the lock-up signatory (or in each case its nominee or custodian) or (2) to another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act, as amended) of the lock-up signatory, or to any investment fund or other entity controlled or managed by the lock-up signatory or affiliates of the lock-up signatory, (iv) upon death or by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up signatory, or (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under prior clauses (i) through (iv); provided that in the case of any transfer or distribution pursuant to clauses (i) through (iii) and (v), each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement for the balance of the lock-up restricted period and, in the case of any transfer or distribution pursuant to clauses (ii), (iii) and (v), no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of the underlying shares, or other public announcement reporting, shall be required or shall be voluntarily made during the lock-up restricted period, other than as a result of the filing of a Form 4 required by another event that is otherwise permissible under the lock-up agreement;

•

the establishment of a trading plan on behalf of a shareholder, officer or director of KDP pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (i) such plan does not provide for the transfer of common stock during the lock-up restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up signatory or KDP regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the lock-up restricted period;

•

transfers or sales to KDP in connection with the repurchase of shares of common stock (or any security convertible into or exercisable or exchangeable for common stock) granted under any existing stock incentive plan or stock purchase plan of KDP, which plan is described in the Prospectus (including the information incorporated by reference therein); provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement and provided further that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of the underlying shares, or other public announcement reporting, shall be required or shall be voluntarily made during the lock-up restricted period;

•

the transfer of shares of common stock (or any security convertible into or exercisable or exchangeable for common stock) to KDP pursuant to any existing stock incentive plan or stock purchase plan of KDP, which plan is described in the Prospectus (including the information incorporated by reference therein), upon a vesting or settlement event of KDP’s restricted stock units or other securities or upon the exercise of options to purchase KDP’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to KDP necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or the common stock issuable upon the exercise thereof) or shares of common stock to KDP and KDP’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the restricted stock unit, option or other equity award; provided that the shares received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to the lock-up agreement; and provided further that if the lock-up signatory is required to file a report under Section 16(a) of the Exchange Act, the lock-up signatory clearly indicates in the footnotes thereto that the filing relates to the circumstances described in this clause;

•

the transfer or disposition of the lock-up signatory’s common stock (or any security convertible into or exercisable or exchangeable for common stock) that occurs by operation of law, pursuant to the rules of descent and distribution or pursuant to a qualified domestic order or in connection with a divorce settlement; provided that each transferee shall sign and deliver a lock-up agreement substantially in form of the lock-up agreement; and provided further that any associated filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;

•

the transfer of shares of common stock (or any security convertible into or exercisable or exchangeable for common stock) pursuant to a bona fide third-party tender offer, merger, consolidated or other similar transaction made to all holders of the capital stock of KDP involving a change of control of KDP which occurs after the consummation of this offering, is open to all holders of KDP capital stock and has been approved by the board of directors of KDP; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the common stock owned by the lock-up signatory shall remain subject to the restrictions contained in the lock-up agreement;

•

pledges of common stock (or any security convertible into or exercisable or exchangeable for common stock) as collateral in accordance with and subject to the terms and conditions of a loan agreement and any related pledge and security agreements that were entered into prior to the date of this prospectus supplement (as the same may be amended, supplemented, modified, extended, refinanced, replaced and/or renewed from time to time), and any subsequent foreclosure on such collateral shares pledged in accordance with and subject to the terms and conditions of such loan agreement and any related pledge and security agreements;

•	in the case of the selling stockholder, transfers or sales to the underwriter pursuant to the underwriting agreement;

•

in the case of the selling stockholder, following the expiration of the 30-day option of the underwriter to purchase up to 9,000,000 additional shares from the selling stockholder, transfers or sales of any shares not sold pursuant to such option; or

•

transfers or sales by certain officers and directors in an aggregate amount of up to, but not more than, 25,000 shares of common stock per signatory (and not more than 300,000 shares in the aggregate) in one or more transactions; provided that no more than one filing under Section 16 of the Exchange Act be made during the restricted period by each lock-up signatory.

The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter under the option. The underwriter can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the option. The underwriter may also sell shares in excess of the option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

We, the selling stockholder and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their respective online brokerage account holders. Internet distributions will be allocated by the underwriter to selling group members that may make Internet distributions on the same basis as other allocations.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of the Company or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement, the accompanying previous prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom (“UK”) prior to the publication of a prospectus in relation to the shares which (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that our shares may be offered to the public in the UK at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”);

provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

In addition, in the UK, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the UK within the meaning of the FSMA.

Any person in the UK that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the UK, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided, that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase shares, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities based Derivatives Contracts) Regulation 2018.

Solely for purposes of the notification requirements under Section 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons, that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

WHERE YOU CAN FIND MORE INFORMATION

We filed the Registration Statement on Form S-3 with the SEC with respect to the registration of the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the Registration Statement and the exhibits to the Registration Statement. For further information about us, the common stock we are offering by this prospectus supplement, and related matters, you should review the Registration Statement, including the exhibits filed as a part of the Registration Statement. Statements contained in this prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the Registration Statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and all rules and regulations promulgated thereunder and, in accordance with such requirements, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the website of the SEC referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” into this prospectus supplement the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. Information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. Any information so updated or superseded will not constitute a part of this prospectus supplement, except as so updated or superseded. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein), prior to the termination of the offering under this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024;

•

our Current Reports on Form 8-K filed with the SEC on February 6, 2024, March  5, 2024, March  7, 2024, April  25, 2024, May  15, 2024, June  14, 2024, September  12, 2024, October  24, 2024, October  25, 2024 and October 28, 2024;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  26, 2024, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 18, 2020, including any amendments or supplements thereto.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from KDP, 53 South Avenue, Burlington, Massachusetts 01803. You also may contact us at (781) 418-7000 or visit our Investor Relations website at http://investors.keurigdrpepper.com for copies of those documents. Our website and the information contained on our website, other than the SEC reports described above, are not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to acquire our common stock.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby and certain legal matters in connection with this offering will be passed upon for KDP by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the selling stockholder, JAB BevCo B.V., by Allen & Overy LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements of Keurig Dr Pepper Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023 incorporated by reference in this prospectus supplement, and the effectiveness of Keurig Dr Pepper Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Filed pursuant to Rule 424(b)(7)
Registration No. 333-266989

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 19, 2022)

550,382,741 Shares

KEURIG DR PEPPER INC.

Common Stock

This prospectus supplement relates to the sale of up to 550,382,741 shares of our common stock, par value $0.01 per share (the “Common Stock”), by the selling stockholders identified in this prospectus supplement and supplements and amends the prospectus dated August 19, 2022. This prospectus supplement, together with the prospectus described above, may be used by the selling stockholders identified in this prospectus supplement to resell shares of our Common Stock from time to time.

Our registration of the shares of Common Stock covered by this prospectus supplement does not mean that the selling stockholders will offer or sell any of the shares. Common Stock offered hereby by the selling stockholders, or their pledgees, donees, assignees, transferees or other successors-in-interest, may be sold from time to time through one or more underwriters, broker-dealers or agents. If the Common Stock is sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Stock may be sold in one or more transactions at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Plan of Distribution” herein.

We will not receive any proceeds from any sale of Common Stock by any selling stockholder.

Our Common Stock is traded on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “KDP.” On August 18, 2022, the Nasdaq official closing price of our Common Stock was $40.03 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in our most recent Annual Report on Form 10-K and those contained in our other filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 19, 2022.

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or which we or the selling stockholders provide to you. We have not, and the selling stockholders have not, authorized anyone to provide you with additional or different information. If anyone gives any other information or representation, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell the Common Stock in any jurisdiction where its offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement. The second part, the accompanying prospectus, gives more general information about the Common Stock that may be offered from time to time. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus or any information incorporated by reference, the information contained in this prospectus supplement updates and supersedes such information. The information incorporated by reference into this prospectus supplement contains important business and financial information about us that is not included in, or delivered with, this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the securities offered by this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” which supersedes the information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

As used in this prospectus supplement, “KDP,” “our company,” “we,” “us” or “our” refer to Keurig Dr Pepper Inc., a Delaware corporation, and its consolidated subsidiaries, except in each case where otherwise indicated or the context otherwise requires.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we have authorized contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about the impact of the global COVID-19 pandemic, inflation, future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, labor matters, supply chain issues and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. We have based these forward-looking statements on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, as well as a variety of other risks, uncertainties and other factors, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we have authorized are qualified in their entirety by reference to the factors discussed under “Risk Factors” in this prospectus supplement and in Item 1A under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein.

S-iii

ABOUT KEURIG DR PEPPER INC.

Keurig Dr Pepper Inc. is a leading beverage company in North America, with a diverse portfolio of flavored (non-cola) carbonated soft drinks, non-carbonated beverages, including water (enhanced and flavored), ready-to-drink tea and coffee, juice, juice drinks, mixers and specialty coffee, and is a leading producer of innovative single serve brewing systems. With a wide range of hot and cold beverages that meet virtually any consumer need, KDP key brands include Keurig, Dr Pepper, Canada Dry, Snapple, Bai, Mott’s, Core, Green Mountain and The Original Donut Shop. KDP has some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. KDP offers more than 125 owned, licensed, and partner brands, including the top ten best-selling coffee brands and Dr Pepper as a leading flavored carbonated soft drink in the U.S., according to Information Resources, Inc., which are available nearly everywhere people shop and consume beverages.

KDP was created through the combination of the business operations of Keurig Green Mountain, Inc. (“Keurig”), a leading producer of innovative single serve brewing systems and specialty coffee in the U.S. and Canada, and Dr Pepper Snapple Group, Inc. (“DPS”), a company built over time through a series of strategic acquisitions that brought together iconic beverage brands in North America such as Dr Pepper, Snapple, 7UP, Canada Dry, Mott’s, A&W and the Peñafiel business in Mexico. The combination of the business operations of Keurig and DPS through a reverse merger transaction was consummated on July 9, 2018, at which time DPS changed its name to Keurig Dr Pepper Inc. and began trading on the NYSE under the symbol “KDP.” Today, we trade on the Nasdaq under the symbol “KDP,” and we are a member of the Nasdaq 100 Index.

Corporate Information

We are a Delaware corporation with our principal executive offices located at 53 South Avenue, Burlington, Massachusetts 01803. Our telephone number at such address is (781) 418-7000, and our website is www.keurigdrpepper.com. Information contained on our website, other than the SEC reports specifically incorporated by reference, is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

S-1

THE OFFERING

The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement and accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. As used in this section, the terms “us,” “we” and “our” refer to Keurig Dr Pepper Inc. and not to any of its subsidiaries.

Issuer	Keurig Dr Pepper Inc., a Delaware corporation.

Common Stock offered by the selling stockholders	Up to 550,382,741 shares.

Common Stock outstanding as of the date of this prospectus supplement(1)	1,416,111,659 shares.

Use of proceeds	We will not receive any proceeds from the sale of Common Stock pursuant to this prospectus supplement by the selling stockholders.

Transfer agent and registrar	Computershare Trust Company, N.A.

Risk factors	In evaluating an investment in the shares of our Common Stock, prospective investors should carefully consider the risk factors and other cautionary statements contained in this prospectus supplement, including those described under “Risk Factors” in this prospectus supplement, as well as the risk factors described in Item 1A under “Risk Factors” in our most recent Annual Report on Form 10-K and our other filings with the SEC incorporated by reference into this prospectus supplement.

(1)

The number of shares of our Common Stock outstanding as of the date of this prospectus supplement is based on 1,416,111,659 shares of our Common Stock outstanding as of August 15, 2022, and excludes approximately 25,195,104 shares of our Common Stock reserved as of August 15, 2022 for issuance under our equity incentive and employee stock purchase plans.

S-2

RISK FACTORS

Investing in our Common Stock involves risks. Before investing in our Common Stock, you should carefully consider the risks and uncertainties described below, in our most recent Annual Report on Form 10-K and our other filings with the SEC, in addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus as well as any free writing prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These risks are not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to the investor’s own particular circumstances or generally. Any of such risks, as well as risks that we do not know or currently deem immaterial, could have a material adverse effect on our business, financial condition or results of operations. As a result, the trading price of our Common Stock could decline, and you could lose some or all of your investment.

Risks Related to Ownership of Our Common Stock

Our stock price has fluctuated in the past and may fluctuate in the future. Accordingly, you may not be able to resell your shares at or above the price at which you purchased them.

The trading price of our Common Stock has fluctuated in the past. The trading price of our Common Stock could fluctuate significantly in the future and could be negatively affected in response to various factors including:

•

conditions in the broader stock market in general (including volatility in the financial markets resulting from general economic, industry and political conditions, such as recessions, interest rates, inflation, international currency fluctuations, health epidemics, including the ongoing COVID-19 pandemic, political instability, acts of war, including the invasion of Ukraine by Russia, and terrorism, and natural disasters);

•	our ability to make investments with attractive risk-adjusted returns;

•	market perception of our current and projected financial condition, potential growth, future earnings and future cash dividends and the impact of the ongoing COVID-19 pandemic;

•	announcements we make regarding dividends;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	additional offerings of our Common Stock or equity-linked securities;

•	actions by rating agencies;

•	short sales of our Common Stock;

•	any decision to pursue a distribution or disposition of a meaningful portion of our assets;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	market perception or media coverage of us, other similar companies or the outlook of the markets and industries in which we compete;

•	major reductions in trading volumes on the exchanges on which we operate;

•	legislative or regulatory developments, including changes in the status of our regulatory approvals or licenses and the evolving government response to the ongoing COVID-19 pandemic; and

•	litigation and governmental investigations.

These and other factors may cause the market price and demand for our Common Stock to fluctuate substantially, which may negatively affect the price or liquidity of our Common Stock.

S-3

Future issuances and sales of additional shares of preferred stock or Common Stock could reduce the market price of our shares of Common Stock.

Sales of our Common Stock or other securities in the public or private market, or the perception that these sales may occur, could cause the market price of our Common Stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our certificate of incorporation, we are authorized to issue up to 2,000,000,000 shares of our Common Stock and 15,000,000 shares of preferred stock, par value $0.01 per share.

In the future we may issue additional securities to raise capital or in connection with acquisitions. We may acquire interests in other companies by using a combination of cash and our Common Stock or just our Common Stock. Further, shares of preferred stock may be issued from time to time in one or more series as our board of directors may from time to time determine, each such series to be distinctively designated. Additionally, our directors, executive officers and the selling stockholders hold a substantial portion of our outstanding Common Stock that may be eligible for resale, subject to company-imposed blackout periods, if applicable. Any such issuances and sales of our preferred stock or Common Stock could have the effect of depressing the market price for our Common Stock, and the issuance of any such preferred stock could materially adversely affect the rights of holders of our Common Stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our Common Stock. We cannot predict the size of future issuances of our Common Stock or other securities or the effect, if any, that future sales and issuances of our Common Stock and other securities would have on the market price of our Common Stock.

Our shares of Common Stock will rank junior to all of our consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the Common Stock only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts with respect to the Common Stock then outstanding. We have a significant amount of debt, which amounted to approximately $11.6 billion as of June 30, 2022, with $4.0 billion of availability under our revolving credit facility.

Our corporate documents and provisions of Delaware law may prevent a change in control or management that stockholders may consider desirable.

Section 203 of the Delaware General Corporation Law, laws of states in which we operate and our certificate of incorporation and by-laws contain provisions that might enable our management to resist a takeover of our company. These provisions could have the effect of delaying, deferring or preventing a change in control over us or a change in our management that stockholders may consider favorable or beneficial. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock.

JAB is a significant stockholder of KDP, beneficially owning approximately 33.4% of the outstanding shares of Common Stock, and has the ability to exercise significant influence over decisions requiring stockholder approval, which may be inconsistent with the interests of our other stockholders.

JAB Holdings B.V. (“JAB”), as the controlling stockholder of JAB BevCo B.V. and beneficial owner of certain shares of our company directly, is a significant stockholder beneficially owning approximately 33.4% of the outstanding shares of Common Stock as of the date of this prospectus supplement. As a result, JAB and its affiliates have the ability to exercise significant influence over decisions requiring stockholder approval, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions, such as a merger or other sale of KDP or our assets.

S-4

JAB’s interests may be different from or conflict with the interests of our other stockholders and, as a result, this concentration of ownership may have the effect of delaying, preventing or deterring a change in control of us and may negatively affect the market price of our stock. Also, JAB and its affiliates are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete indirectly with us. JAB or its affiliates may also pursue acquisition opportunities that are complementary to our business and, as a result, those acquisition opportunities may not be available to us.

S-5

USE OF PROCEEDS

We are filing this prospectus supplement to permit the stockholders named in the section entitled “Selling Stockholders” and their pledgees, donees, assignees, transferees or other successors-in-interest to resell shares of our Common Stock in one or more offerings from time to time. We will not receive any proceeds from the sale of Common Stock pursuant to this prospectus supplement by the selling stockholders.

S-6

SELLING STOCKHOLDERS

Background

This prospectus supplement and accompanying prospectus replace the prospectus supplement dated August 27, 2019 and the accompanying prospectus included in our registration statement on Form S-3 (File No. 333-233477) (together, the “Prior Prospectus”), which will expire on or about August 27, 2022, and register the resale of up to an aggregate of 549,512,451 shares of Common Stock held by the selling stockholders covered by the Prior Prospectus.

Concurrently with the consummation of the merger of Maple Parent Holdings Corp. (“Maple Parent”), the parent company of Keurig, and Salt Merger Sub, Inc., a wholly-owned special purpose subsidiary of Keurig Dr Pepper Inc. (formerly known as Dr Pepper Snapple Group, Inc.), with Maple Parent surviving as our wholly-owned subsidiary (the “Merger”), we entered into an investor rights agreement, dated as of July 9, 2018 (the “Investor Rights Agreement”), with JAB BevCo B.V. (formerly known as Maple Holdings B.V.) and Mondelēz International Holdings LLC (“Mondelēz LLC”), each a selling stockholder named herein (together, the “Maple Holders”) that, among other things, (i) provides the Maple Holders with certain registration rights with respect to their shares of our Common Stock following a standstill period that ended on the sixth month anniversary of the closing of the Merger, (ii) governs how the Maple Holders will vote the shares of our Common Stock held by them with respect to supporting certain directors that are designated by Mondelēz LLC, (iii) requires certain matters to be approved by our board of directors and (iv) provides Mondelēz LLC with certain information rights for so long as Mondelēz International, Inc. accounts for its investment in us under the equity method of accounting under accounting principles generally accepted in the United States. The foregoing description of the Investor Rights Agreement is qualified in its entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 9, 2018.

The 548,452,054 shares of Common Stock beneficially owned by JAB BevCo B.V. and Mondelēz LLC and delivered to such selling stockholders in connection with consummation of the Merger are being registered pursuant to ongoing registration rights under the Investor Rights Agreement.

Beneficial Ownership of the Selling Stockholders

The following table presents information about the beneficial ownership of our Common Stock by the selling stockholders based on 1,416,111,659 shares of our Common Stock outstanding as of the date of this prospectus supplement, which includes the 550,382,741 shares of Common Stock registered hereby. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below, as well as their pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of the selling stockholders’ interest received after the date of this prospectus supplement from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a prospectus supplement if and when necessary. For purposes of the table below, we assume that each selling stockholder will sell all of its shares of Common Stock covered by this prospectus supplement.

S-7

		Ownership Before Offering		Securities Offered by this Prospectus Supplement	Ownership After Offering
Selling Stockholder	Position	Shares of Common Stock	% of Common Stock	Shares of Common Stock	Shares of Common Stock	% of Common Stock
JAB BevCo B.V.(1)	N/A	472,909,049	33.4%	472,909,049	—	—%
Mondelēz International Holdings LLC(2)	N/A	75,543,005	5.3%	75,543,005	—	—%
Morgan Stanley Private Bank, National Association(3)	N/A	1,930,687	*	1,930,687	—	—%
Ozan Dokmecioglu(4)	President and Chief Executive Officer, Director	1,930,687	*	1,930,687	—	—%

*	Less than 1%.
(1)

Agnaten SE (“Agnaten”) and Lucresca SE (“Lucresca”), each of which is a company with its registered seat in Luxembourg, and JAB Holdings B.V., a Netherlands corporation, indirectly have voting and investment control over the shares held by such selling stockholder. JAB BevCo B.V. is a direct subsidiary of Acorn Holdings B.V. and an indirect subsidiary of Agnaten and Lucresca. Agnaten and Lucresca are each managed by Joachim Creus, Dr. Peter Harf, Dr. Stefan Reimann-Andersen, Martin Haas, Mathias Reimann-Andersen and Oliver Reimann, who with Olivier Goudet exercise voting and investment authority over the shares held by JAB BevCo B.V. Agnaten, Lucresca and JAB BevCo B.V. disclaim the existence of a “group” and disclaim beneficial ownership of these securities. The address of Agnaten and Lucresca is 4 Rue Jean Monnet, Luxembourg, L-2180, Luxembourg, and the address of JAB BevCo B.V. and JAB Holdings B.V. is Piet Heinkade 55, Amsterdam, 1019 GM, The Netherlands.

(2)

Mondelēz International Holdings LLC is an indirect wholly-owned subsidiary of Mondelēz International, Inc. The address of this selling stockholder is 905 W. Fulton Market, Suite 200, Chicago, IL 60607. This selling stockholder was formerly the minority shareholder of Maple Parent since March 2016.

(3)

Represents shares pledged to Morgan Stanley Private Bank, National Association, as the lending bank (“Morgan Stanley Private Bank”), by Ozan Dokmecioglu as security for margin loans and held by Morgan Stanley Private Bank for the benefit of Ozan Dokmecioglu, as further described in footnote (4) below. Morgan Stanley Private Bank is an affiliate of Morgan Stanley Smith Barney LLC, the record holder of the shares. Morgan Stanley Private Bank is a wholly owned subsidiary of the parent holding company, Morgan Stanley. Morgan Stanley and Morgan Stanley Smith Barney LLC may be deemed to beneficially own these shares. The address of this selling stockholder is 2000 Westchester Avenue, Purchase, NY 10577. The address of Morgan Stanley and Morgan Stanley Smith Barney LLC is 1585 Broadway, New York, NY 10036.

(4)

Includes 1,930,687 shares of our Common Stock that are pledged by Ozan Dokmecioglu as security to Morgan Stanley Private Bank for margin loans and are included in the amount set forth opposite Morgan Stanley Private Bank’s name in the selling stockholders table. The address of Ozan Dokmecioglu is 53 South Avenue, Burlington, Massachusetts 01803.

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PLAN OF DISTRIBUTION

This prospectus supplement relates to the offer and sale, from time to time, of shares of our Common Stock by the selling stockholders. The term “selling stockholders” includes pledgees, donees, assignees, transferees or other successors-in-interest selling shares of our Common Stock received after the date of this prospectus supplement from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer. We are registering the resale of shares of our Common Stock to provide the selling stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus supplement or at all.

The selling stockholders may, from time to time, offer the shares of our Common Stock offered in this prospectus supplement in one or more transactions (which may involve underwritten offerings on a firm commitment or best efforts basis, cross sales or block transactions) on the Nasdaq or otherwise, in secondary distributions pursuant to and in accordance with the rules of the Nasdaq, through one or more electronic trading platforms or services, in the over-the-counter market, in negotiated transactions, directly to one or more purchasers, including affiliates, through the writing of options on the shares (whether such options are listed on an options exchange or otherwise), short sales or a combination of such methods of sale or any other method permitted by applicable law, at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including pursuant to one or more “10b5-1” trading plans or similar plans. The selling stockholders may also engage in short sales against the box, puts and calls, writing options, hedging transactions and other transactions in our securities or derivatives of our securities and may sell or deliver the shares of our Common Stock registered pursuant to this prospectus supplement in connection with these trades as permitted by applicable law, including, without limitation, delivering such shares to a lender in satisfaction of all or part of stock borrowed from such lender in connection with a short sale. The selling stockholders may pledge or grant a security interest in some or all of the shares of our Common Stock registered pursuant to this prospectus supplement owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares from time to time under this prospectus supplement. In addition, any shares of Common Stock that qualify for sale under Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus supplement.

The selling stockholders may effect such transactions by selling the shares of our Common Stock offered in this prospectus supplement to or through broker-dealers or through other agents, including electronic trading platforms or similar services, and such broker-dealers or agents may receive compensation in the form of commissions, discounts or fees from the selling stockholders and/or the purchasers of shares for whom they may act as agent. Sales effected with a broker-dealer may involve ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers or transactions in which the broker-dealer is principal and resells for its account. The selling stockholders and any agents or broker-dealers that participate in the distribution of the shares of Common Stock offered in this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

In the event of a “distribution” of the shares of our Common Stock offered in this prospectus supplement, the selling stockholders, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M under the Exchange Act prohibits certain “stabilizing bids” or “stabilizing purchases” for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.

At a time a particular offering of shares of our Common Stock is made, an additional prospectus supplement, if required, may be distributed that will set forth the name or names of any dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information. Shares of our Common Stock may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of material U.S. federal income and estate tax consequences generally applicable to Non-U.S. Holders (as defined herein) of Common Stock that hold such shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Common Stock that is not for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership or other pass-through entity holds Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships or other pass-through entities that hold Common Stock and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income and other tax consequences of the purchase, ownership and disposition of Common Stock.

This summary does not address the potential application of the alternative minimum tax, the Medicare tax on net investment income or any other tax considerations applicable to a Non-U.S. Holder’s specific facts and circumstances and, except with respect to the U.S. federal estate tax consequences discussed below, does not consider any other U.S. federal tax consequences or the state, local or non-U.S. tax consequences of an investment in Common Stock. It also does not apply to Non-U.S. Holders subject to special tax treatment under the U.S. federal income tax laws (including, without limitation, a dealer in securities or currencies, a financial institution, an insurance company, a tax-exempt organization, a person holding Common Stock as part of a hedging, integrated or conversion transaction, a constructive sale, or a straddle, a trader in securities that has elected the mark-to-market method of accounting for the Non-U.S. Holder’s securities, a person who owns (or is deemed to own) 5% or more of our stock, a person that received its Common Stock as compensation, a controlled foreign corporation, a passive foreign investment company, or a former U.S. citizen). This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.

The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to your U.S. federal, state, local and non-U.S. income and other tax consequences in light of your particular situation with respect to holding and disposing of Common Stock.

Dividends

If we pay distributions on shares of Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares of Common Stock, and the balance in excess of adjusted basis will be taxed as gain recognized on a sale or exchange. See discussion below under “Dispositions.”

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Subject to the discussions below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” any dividend paid to a Non-U.S. Holder with respect to Common Stock will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its status, and to any right to reduced withholding under an applicable income tax treaty, on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E in order to obtain the benefit of such right. If, however, the Non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder), the dividend will not be subject to withholding. Instead, such dividend is subject to U.S. federal income tax on a net basis at regular graduated rates applicable to U.S. persons generally and, for corporate Non-U.S. Holders, may also be subject to a 30% “branch profits tax” unless the Non-U.S. Holder qualifies for a lower rate under an applicable U.S. income tax treaty.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaty.

Dispositions

Subject to the discussions below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of Common Stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of trade or business in the U.S. and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.;

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the tax year of the disposition and meets certain other conditions; or

•

we are or have been a “U.S. real property holding corporation” (“USRPHC”) under Section 897 of the Code at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our Common Stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs. We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

If you are a Non-U.S. Holder described in the first bullet above, you will be required to pay U.S. federal income tax on the net gain derived from the disposition under regular graduated rates (or such lower rate specified by an applicable income tax treaty) as if you were a U.S. person as defined by the Code, and a corporate Non-U.S. Holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). If you are an individual Non-U.S. Holder described in the second bullet above, you will be required to pay a flat 30% U.S. federal income tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the disposition, which gain may be offset by U.S.-source capital losses for the year. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

A Non-U.S. Holder will generally be required to comply with certain certification procedures to establish that it is not a U.S. person in order to avoid backup withholding with respect to dividends or the proceeds of a disposition of Common Stock. In addition, we are required to annually report to the IRS and the Non-U.S. Holder the amount of any distributions paid to the Non-U.S. Holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such distributions and the amount withheld, if any, may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.

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U.S. Federal Estate Taxes

Common Stock owned or treated as owned by an individual Non-U.S. Holder at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required on dividends in respect of, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale of, Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities, or (iii) otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale of, Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners,” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we, or the applicable withholding agent, will in turn provide to the Secretary of the Treasury, or (iii) otherwise qualifies for an exemption from these rules. We will not pay any additional amounts to holders in respect of any amounts withheld. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in Common Stock.

Current provisions of the Code and Treasury regulations treat gross proceeds from the sale or other disposition of Common Stock as subject to FATCA withholding after December 31, 2018. However, proposed Treasury regulations, if finalized in their present form, eliminate FATCA withholding on gross proceeds entirely. The preamble to these proposed Treasury regulations provides that taxpayers generally may rely on the proposed regulations until final Treasury regulations are issued.

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LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The financial statements of Keurig Dr Pepper Inc. incorporated by reference in this Prospectus Supplement, and the effectiveness of Keurig Dr Pepper Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-3 with the SEC with respect to the registration of the Common Stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the Common Stock the selling stockholders are offering by this prospectus supplement, and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and all rules and regulations promulgated thereunder and, in accordance with such requirements, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the website of the SEC referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information to be “incorporated by reference” into this prospectus supplement, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

•

our Current Reports on Form 8-K filed with the SEC on February 8, 2022, February  11, 2022, March  28, 2022, March  30, 2022, April  1, 2022, April  5, 2022, April  7, 2022, April  8, 2022, April  22, 2022, May  19, 2022, June  10, 2022 and July 19, 2022, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K;

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•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 18, 2020, including any amendments or supplements thereto.

In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) will be incorporated by reference into this prospectus supplement, prior to the termination of the offering under this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC as described under the heading “Where You Can Find More Information” above. You may also request a copy of any document incorporated by reference in this prospectus supplement (including exhibits to those documents specifically incorporated by reference in this document), at no cost by visiting our Investor Relations website at http://investors.keurigdrpepper.com or by writing or calling us at the following address and telephone number:

Keurig Dr Pepper Inc.

53 South Avenue

Burlington, Massachusetts 01803

Attn: Investor Relations

Telephone: (781) 418-7000

Information contained on our website, other than the SEC reports specifically incorporated by reference, is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement. You should not rely on any such information in making your decision whether to acquire our Common Stock.

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PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

We may offer from time to time common stock, preferred stock, debt securities and warrants. Certain of our subsidiaries may guarantee the debt securities offered under this prospectus. Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. No person may use this prospectus to offer or sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “KDP.”

We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. These securities also may be resold by selling securityholders. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

Investing in these securities involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the discussion of risks incorporated as described under “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 19, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”).

We have not authorized anyone to give any information or to make any representations concerning the securities offered hereunder except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus or any documents incorporated by reference into this prospectus. If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of these securities, as an indication that there has been no change in our affairs since the date of this prospectus.

Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3 we filed with the SEC on August 19, 2022, which can be read at the SEC website or at the SEC office referenced under the heading “Where You Can Find More Information.” The registration statement also includes exhibits. Statements contained in this prospectus, any prospectus supplement or any documents that are incorporated by reference into this prospectus or a prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

You should read both this prospectus and any prospectus supplement together with the additional information under the heading “Incorporation of Certain Information by Reference” herein.

As used in this prospectus, unless otherwise indicated, “KDP,” “our company,” “we,” “us” and “our” refer to Keurig Dr Pepper Inc. and its consolidated subsidiaries, except in each case where otherwise indicated or the context otherwise requires.

ABOUT KEURIG DR PEPPER INC.

Keurig Dr Pepper Inc. is a leading beverage company in North America, with a diverse portfolio of flavored (non-cola) carbonated soft drinks, non-carbonated beverages, including water (enhanced and flavored), ready-to-drink tea and coffee, juice, juice drinks, mixers and specialty coffee, and is a leading producer of innovative single serve brewing systems. With a wide range of hot and cold beverages that meet virtually any consumer need, KDP key brands include Keurig, Dr Pepper, Canada Dry, Snapple, Bai, Mott’s, Core, Green Mountain and The Original Donut Shop. KDP has some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. KDP offers more than 125 owned, licensed, and partner brands, including the top ten best-selling coffee brands and Dr Pepper as a leading flavored carbonated soft drink in the U.S., according to Information Resources, Inc., which are available nearly everywhere people shop and consume beverages.

KDP was created through the combination of the business operations of Keurig Green Mountain, Inc. (“Keurig”), a leading producer of innovative single serve brewing systems and specialty coffee in the U.S. and Canada, and Dr Pepper Snapple Group, Inc. (“DPS”), a company built over time through a series of strategic acquisitions that brought together iconic beverage brands in North America such as Dr Pepper, Snapple, 7UP, Canada Dry, Mott’s, A&W and the Peñafiel business in Mexico. The combination of the business operations of Keurig and DPS through a reverse merger transaction was consummated on July 9, 2018, at which time DPS changed its name to Keurig Dr Pepper Inc. and began trading on the NYSE under the symbol “KDP.” Today, we trade on the Nasdaq under the symbol “KDP,” and we are a member of the Nasdaq 100 Index.

We are a Delaware corporation with our principal executive offices located at 53 South Avenue, Burlington, Massachusetts 01803. Our telephone number at such address is (781) 418-7000, and our website is www.keurigdrpepper.com. Information contained on our website, other than the SEC reports specifically incorporated by reference, is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein and any free writing prospectus we have authorized contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about the impact of the global COVID-19 pandemic, inflation, future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, labor matters, supply chain issues and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. We have based these forward-looking statements on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, as well as a variety of other risks, uncertainties and other factors, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein and any free writing prospectus we have authorized are qualified in their entirety by reference to the factors discussed in Item 1A under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein.

RISK FACTORS

Before you invest in the securities covered by this prospectus, you should carefully consider the factors discussed in Item 1A under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and the applicable prospectus supplement and special notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference. See “Incorporation of Certain Information by Reference” herein.

If any of the risks described in these reports or other documents were to materialize, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to pay interest on, or principal of, any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. Unless otherwise set forth in the prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock is based on the provisions of our Amended and Restated Certificate of Incorporation, as amended to date (“Certificate of Incorporation”), our Amended and Restated By-Laws as amended to date (“By-Laws”) and provisions of applicable law. We have summarized certain portions of the Certificate of Incorporation and By-Laws below. The summary is not complete. The Certificate of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. For more information as to how you can obtain a current copy of our Certificate of Incorporation and By-Laws, see “Where You Can Find More Information” herein.

GENERAL

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of August 15, 2022, 1,416,111,659 shares of our common stock were issued and outstanding and held of record by approximately 9,238 holders, and no shares of our preferred stock were issued or outstanding.

COMMON STOCK

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders and there are no cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available. If there is a liquidation, dissolution or winding up of our company, holders of our common stock will be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

Under the terms of our Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law (“DGCL”), and by our Certificate of Incorporation, to issue preferred stock in one or more series without stockholder approval. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and by our Certificate of Incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

Provisions of the DGCL and our Certificate of Incorporation and By-Laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Board Vacancies to be Filled by Remaining Directors and Not Stockholders

Our Certificate of Incorporation and By-Laws provide that the entire board of directors will be elected annually; however, any vacancies, including any newly created directorships, on the board of directors will be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum, or by a sole remaining director. Any director appointed to the board of directors to fill a vacancy will have the same remaining term as that of his or her predecessor.

Stockholder Action

Our Certificate of Incorporation and By-Laws preclude stockholders from calling special meetings and taking action or passing resolutions by written consent.

Advance Notice of Director Nominations and Stockholder Proposals

Our By-Laws contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. As specified in our By-Laws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the board of directors or by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in our By-Laws. To be timely, a nomination of a director by a stockholder or notice for business to be brought before an annual meeting by a stockholder must be delivered to the secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the stockholder to be timely, it must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which notice of such annual meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs.

In the event a special meeting of stockholders is called for the purpose of electing one or more directors, any stockholder entitled to vote may nominate a person or persons as specified in our By-Laws, but only if the stockholder notice is delivered to the secretary at our principal executive offices not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Amendments to the Certificate of Incorporation and By-Laws

Our Certificate of Incorporation and By-Laws require an affirmative vote of two-thirds of the voting power of the outstanding shares to amend certain provisions of our Certificate of Incorporation or By-Laws, including the provisions relating to the ability of stockholders to call special meetings or act by written consent, the size of the board, filling vacancies on the board, indemnification of directors and officers, advance notice provisions and supermajority voting requirements.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” during the period of three years following the time the person becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Certificate of Incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are generally available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Provision

Our By-Laws provide that unless we consent in writing to an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of us, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of KDP to us or our stockholders, any action arising pursuant to any provision of the DGCL, or any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole exclusive forum for such action or proceeding shall be another state or federal court located in the State of Delaware, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

STOCK EXCHANGE LISTING

Our common stock is listed on the Nasdaq under the ticker symbol “KDP.”

TRANSFER AGENT AND REGISTRAR

Computershare Trust Company, N.A. (“Computershare”) is the transfer agent and registrar for our common stock.

DIRECT REGISTRATION SYSTEM

Our common stock is registered in book-entry form through the direct registration system. Under this system, ownership of our common stock is reflected in account statements periodically distributed to stockholders by Computershare, our transfer agent, who holds the book-entry shares on behalf of our common stockholders.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. To the extent any of the debt securities will be guaranteed (the “Subsidiary Guarantees”) by one or more of our subsidiaries (the “Subsidiary Guarantors”), the Subsidiary Guarantors guaranteeing such debt securities will enter into a supplemental indenture to the applicable indenture with us and the applicable trustee.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officers’ certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture is in, and the subordinated indenture will be substantially in, the forms incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities.

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” and “our” refer to Keurig Dr Pepper Inc. only and not to any of its subsidiaries.

GENERAL

We may issue debt securities under the indentures from time to time in one or more series. None of our indentures limit the amount of debt securities that may be issued under that indenture, and none of our indentures limit the amount of other unsecured debt or securities that we may issue. We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated and form a single series with, such outstanding debt securities.

When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The senior debt securities will be effectively junior to any secured indebtedness we may have with respect to the assets securing that indebtedness. The subordinated debt securities will constitute our unsecured and subordinated obligations and will rank junior in right of payment to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

The debt securities will be obligations of Keurig Dr Pepper Inc., which is a holding company with no material operating assets, other than the stock of its subsidiaries and loans to subsidiaries. All of Keurig Dr Pepper Inc.’s revenue and cash flow is generated through its subsidiaries. Accordingly, Keurig Dr Pepper Inc.’s ability to make payments on its indebtedness, including the debt securities, and to fund its other obligations is dependent not only on the ability of its subsidiaries to generate cash, but also on the ability of its subsidiaries to distribute cash to it in the form of interest and principal payments on loans due to us, dividends, fees, interest, loans or otherwise. In addition, any debt securities will be structurally subordinated to all liabilities of Keurig Dr Pepper Inc.’s subsidiaries that do not guarantee the debt securities (excluding any amounts owed by such subsidiaries to us). Claims of creditors of Keurig Dr Pepper Inc.’s subsidiaries that do not guarantee the debt securities generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Keurig Dr Pepper Inc.’s creditors, including holders of any debt securities. Accordingly, any debt securities will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

Unless we inform you otherwise in the prospectus supplement, neither indenture will contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indentures will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	whether the debt securities will be guaranteed by any of our subsidiaries and, if so, the names of the Subsidiary Guarantors;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•

whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment (including defeasance or satisfaction and discharge);

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;

•	whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	whether the provisions described below under the heading “—Defeasance and Discharge” apply to the debt securities;

•	any changes or additions to the events of default or covenants (including the definitions) described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.

CONSOLIDATION, MERGER OR SALE OF ASSETS

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we are the successor or continuing entity or, if we are not the successor or continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture executed and delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions, no event of default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with the indenture.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the applicable indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of KDP under the applicable indenture with the same effect as if such surviving entity had been named as KDP. We will (except in the case of a lease) be discharged from all obligations and covenants under the applicable indenture and any debt securities issued thereunder.

Notwithstanding the foregoing, we may merge or consolidate into or with any of our subsidiaries.

SUBSIDIARY GUARANTEES

If specified in the prospectus supplement, one or more Subsidiary Guarantors will guarantee the debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantors with respect to that series of debt securities.

Subject to the limitations described below and in the applicable prospectus supplement, the applicable Subsidiary Guarantors will, jointly and severally, fully, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and additional amounts, if any, on the debt securities and all of our other monetary obligations under the indentures.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

In the case of subordinated debt securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the subordinated debt securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated indenture.

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the indenture to contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment.

If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero.

The Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of our debt securities, and no further action by us, any Subsidiary Guarantor or the trustee shall be required for such release (unless we shall notify the trustee in writing that no release and discharge shall occur as a result thereof) upon:

•

the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a person or entity other than us or any of our subsidiaries as permitted by the indenture; or

•

our exercise of our legal defeasance option under “—Defeasance and Discharge” or the discharge of our obligations under the applicable indenture in accordance with the terms of the applicable indenture.

EVENTS OF DEFAULT

Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

•

our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•

our failure to pay the principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•	our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets;

•

our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture;

•

our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

•

if any Subsidiary Guarantor has guaranteed the debt securities of such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable indenture);

•	specified events involving bankruptcy, insolvency or reorganization of KDP or certain of its significant subsidiaries; and

•	any other event of default provided for in that series of debt securities.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the written direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, shall declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interest of the holders of debt securities of the applicable series, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity and/or security against loss, liability or expense satisfactory to the trustee in its sole discretion. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

•	holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

•	holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

The holders of a majority in aggregate principal amount of the debt securities of any series by written notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture except a continuing default or event of default in the payment of interest, premium or additional amounts on, or the principal of, the debt securities. With respect to subordinated debt securities, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described below under “—Subordination.”

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required within five business days to deliver to the trustee a statement specifying such default or event of default.

SUBORDINATION

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest or premium on any Senior Debt when due; or

•

any other event of default (a “non-payment default”) occurs with respect to any Senior Debt that we have designated, if the non-payment default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a non-payment default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the non-payment default.

The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

MODIFICATION AND WAIVER

Except as provided below and in the indenture, each indenture and the debt securities issued under each indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the change voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any debt securities;

•	reduce the rate of or change the time for payment of interest on any debt security;

•

waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make payments on any debt security payable in currency other than as originally stated in the debt security;

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;

•	waive a redemption payment with respect to any debt securities;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture;

•	make any change in the preceding amendment, supplement and waiver provisions; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security,

in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

We may not amend the subordinated indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of Senior Debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such Senior Debt), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of each affected series then outstanding, voting as separate classes, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

We, any Subsidiary Guarantor and the trustee may supplement or amend each indenture or the debt securities without notice to or the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•

to provide for the assumption of our or any Subsidiary Guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our or any Subsidiary Guarantor’s properties or assets, as applicable;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•

to add to our or any Subsidiary Guarantor’s covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power herein conferred upon us or any Subsidiary Guarantor;

•	to add additional events of default with respect to all or any series of debt securities;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

•

to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series in any material respect;

•	to add any Subsidiary Guarantor with respect to any series of debt securities or release any Subsidiary Guarantor, in each case pursuant to the terms of the indenture;

•	to secure the debt securities;

•	to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture; or

•

to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of KDP with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

SPECIAL RULES FOR ACTION BY HOLDERS

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

DEFEASANCE AND DISCHARGE

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive. Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

An indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:

•	either:

•

all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

•

all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

•

no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound;

•	we or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

•

we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

GOVERNING LAW

New York law will govern the indentures and the debt securities.

THE TRUSTEE

U.S. Bank Trust Company, National Association will be the trustee under the new senior indenture. Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., serves as trustee under our supplemental indentures related to other senior debt securities that remain outstanding under the senior indentures dated as of December 15, 2009 and May 25, 2018. We may have normal banking relationships with the trustee under the subordinated indenture in the ordinary course of business.

If the trustee becomes a creditor of KDP or any Subsidiary Guarantor, the applicable indenture will limit the right of the trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign. The holders of a majority in aggregate principal amount of debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to certain exceptions. The indenture will provide that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder of debt securities, unless such holder has offered to the trustee indemnity and/or security against loss, liability or expense satisfactory to the trustee in its sole discretion.

PAYMENTS AND PAYING AGENTS

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the corporate trust office of the trustee and any paying agent. At our option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive payments will be governed by the rules and practices of the depositary and its participants.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the debt securities of that series are authorized or required by law to close. Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to us. After that one-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

REDEMPTION OR REPAYMENT

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

NOTICES

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

BOOK-ENTRY; DELIVERY AND FORM

Unless we inform you otherwise in the prospectus supplement, any debt securities will be issued in registered, global form (“global debt securities”). The global debt securities will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the global debt securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global debt securities may not be exchanged for definitive debt securities in registered certificated form (“certificated debt securities”) except in the limited circumstances.

Transfers of beneficial interests in the global debt securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange or exercise of such warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement. Securities may also be resold by one or more selling securityholders pursuant to the terms described herein.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

SALE THROUGH UNDERWRITERS OR DEALERS

If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriters at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriters will use to make resales of securities to the public. The underwriters will acquire the securities for their own account, and the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities will be subject to conditions, and any underwritten offering may be on a best efforts or a firm commitment basis. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

SALES THROUGH AGENTS

We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

DIRECT SALES

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

DELAYED DELIVERY OR FORWARD CONTRACTS

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

REMARKETING

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

DERIVATIVE TRANSACTIONS

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

GENERAL INFORMATION

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses. Each series of offered securities will be a new issue and, other than the common stock, which is listed on the Nasdaq, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the worldwide website maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning us at the offices of the Nasdaq, 151 W. 42nd Street, New York, New York 10036, on which shares of our common stock are currently listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

•

our Current Reports on Form 8-K filed with the SEC on February  8, 2022, February  11, 2022, March  28, 2022, March  30, 2022, April  1, 2022, April  5, 2022, April  7, 2022, April  8, 2022, April  22, 2022, May  19, 2022, June  10, 2022 and July 19, 2022, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  29, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 18, 2020, including any amendments or supplements thereto.

In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) will be incorporated by reference until the offering or offerings to which this prospectus relates are completed.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC as described under the heading “Where You Can Find More Information” above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost by visiting our Investor Relations website at http://investors.keurigdrpepper.com or by writing or calling us at the following address and telephone number:

Keurig Dr Pepper Inc.

53 South Avenue

Burlington, Massachusetts 01803

Attn: Investor Relations

Telephone: (781) 418-7000

Information contained on our website, other than the SEC reports specifically incorporated by reference, is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass on the validity of the securities offered by this prospectus. Anthony Shoemaker, Chief Legal Officer and General Counsel of KDP, will issue an opinion about certain New Jersey law matters in connection with the securities offered by this prospectus. Any underwriters, dealers or agents will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

EXPERTS

The financial statements of Keurig Dr Pepper Inc. incorporated by reference in this Prospectus, and the effectiveness of Keurig Dr Pepper Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

60,000,000 Shares

Keurig Dr Pepper Inc.

Common Stock

PROSPECTUS SUPPLEMENT